Exhibit 10.43

GRANT OF RESTRICTED STOCK
Pursuant to Accretive Health, Inc.
Amended and Restated 2010 Stock Incentive Plan
GENERAL TERMS AND CONDITIONS
For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:
1.Issuance of Restricted Shares.
(a)In consideration of services rendered and to be rendered to the Company by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Restricted Stock Grant Agreement (this “Agreement”) and in the Company’s Amended and Restated 2010 Stock Incentive Plan (the “Plan”), an award consisting of the number of shares of restricted common stock of the Company, $0.01 par value per share (the “Restricted Stock”), that is set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”) opposite the heading “Share Amount”.
(b)The Restricted Stock will initially be issued by the Company in book entry form only, in the name of the Participant. Following the vesting of any Restricted Stock pursuant to Section 2 below, the Company shall, if requested by the Participant, issue and deliver to the Participant a certificate representing the vested shares of Restricted Stock. The Participant agrees that the Restricted Stock shall be subject to the forfeiture provisions set forth in Section 3 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.
2.Vesting.
The Restricted Stock shall vest in accordance with the Vesting Schedule set forth in the Notice of Grant (the “Vesting Schedule”). Any fractional shares resulting from the application of the percentages in the Vesting Schedule shall be rounded down to the nearest whole number of shares.
3.Forfeiture of Unvested Restricted Stock Upon Cessation of Service.
In the event that the Participant ceases to perform services to the Company for any reason or no reason, with or without cause, all of the shares of Restricted Stock that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation. The Participant shall have no further rights with respect to any shares of Restricted Stock that are so forfeited. If the Participant provides services to a subsidiary of the Company, any references in this Agreement to provision of services to the Company shall instead be deemed to refer to service with such subsidiary.
4.Restrictions on Transfer.
The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any shares of Restricted Stock, or any interest therein, until such shares of Restricted Stock have vested, except that the Participant may transfer such unvested shares of Restricted Stock: (a) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Compensation Committee (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such Restricted Stock shall remain subject to this Agreement (including without limitation the vesting provisions set forth in Section 2, the forfeiture provisions set forth in Section 3 and the restrictions on transfer set forth in this Section 4) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement; or (b) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation). The Company shall not be required (i) to transfer on its books any of the shares of Restricted Stock which have been transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such shares of Restricted Stock or to pay dividends to any transferee to whom such shares of Restricted Stock have been transferred in violation of any of the provisions of this Agreement.
5.Restrictive Legends.
The book entry account reflecting the issuance of the shares of Restricted Stock in the name of the Participant shall bear a legend or other notation upon substantially the following terms:
“These shares of stock are subject to forfeiture provisions and restrictions on transfer set forth in a certain Restricted Stock Grant Agreement between the corporation and the registered owner of these shares (or his or her predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”
6.Rights as a Shareholder.
Except as otherwise provided in this Agreement, for so long as the Participant is the registered owner of the Restricted Stock, the Participant shall have all rights as a shareholder with respect to the Restricted Stock, whether vested or unvested, including, without limitation, rights to vote the Restricted Stock and act in respect of the Restricted Stock at any meeting of shareholders; provided, however, that the payment of dividends on unvested shares of Restricted Stock shall be deferred until after such shares vest and shall be paid to the Participant no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the applicable vesting date of such shares of Restricted Stock. No interest will be paid on any such deferred dividends. In the event that any shares of Restricted Stock are forfeited in accordance with terms of this Agreement during the pendency of any such deferred dividends declared with respect to such shares, then the Participant shall also forfeit any right to receive such deferred dividends.
7.Provisions of the Plan.
This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.
8.Tax Matters.
(a)Acknowledgments; Section 83(b) Election. The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the acquisition of the Restricted Stock and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the Restricted Stock. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the Restricted Stock. The Participant acknowledges that he or she has been informed of the availability of making an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the issuance of the Restricted Stock.
(b)Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the shares of Restricted Stock. On each date on which shares of Restricted Stock vest, the Company shall deliver written notice to the Participant of the amount of withholding taxes due with respect to the vesting of the shares of Restricted Stock that vest on such date; provided, however, that the total tax withholding cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Participant shall satisfy such tax withholding obligations by transferring to the Company, on each date on which shares of Restricted Stock vest under this Agreement, such number of shares of Restricted Stock that vest on such date as have a fair market value (calculated using the last reported sale price of the common stock of the Company on the New York Stock Exchange or the NASDAQ, as applicable (or, if the Company’s common stock is not then traded on the New York Stock Exchange or the NASDAQ, then on any other United States stock exchange upon which the Company’s common stock is then listed, or otherwise as reported through the facilities of the OTC Markets Group, Inc.) on the trading date immediately prior to such vesting date) equal to the amount of the Company’s tax withholding obligation in connection with the vesting of such Restricted Stock (such withholding method a “Surrender”) unless, prior to any vesting date, the Compensation Committee determines that a Surrender shall not be available to the Participant, in which case, the Participant shall be required to satisfy his tax obligations hereunder in a manner permitted by the Plan upon the vesting date.
9.Restrictive Covenants.
(a)General. This award represents a substantial economic benefit to the Participant. The Participant, by virtue of such Participant's role with the Company, has access to, and is involved in the formulation of, certain confidential and secret information of the Company regarding its operations and each Participant could materially harm the business of the Company by competing with the Company or soliciting employees or customers of the Company.
(b)Non-Solicitation. During the time in which Participant performs services for the Company and for a period of eighteen (18) months after the Participant ceases to perform services for the Company, regardless of the reason, Participant shall not, directly or indirectly, either alone or in conjunction with any person, firm, association, company or corporation:
(i)Hire, recruit, solicit or otherwise attempt to employ or retain or enter into any business relationship with, any person who is or was an employee of the Company within the twelve (12) month period immediately preceding the cessation of Participant’s service with the Company; or
(ii)Solicit the sale of any products or services that are similar to or competitive with products or services offered by, manufactured by, designed by, or distributed by Company, to any person, company or entity which was or is a customer or potential customer of Company for such products or services.
(c)Non-Disclosure.
(i)Participant will not, without the Company’s prior written permission, directly or indirectly, utilize for any purpose other than for a legitimate business purpose solely on behalf of the Company, or directly or indirectly, disclose to anyone outside of the Company, either during or after Participant’s relationship with the Company ends, the Company’s Confidential Information, as long as such matters remain Confidential Information.
(ii)This Agreement shall not prohibit Participant from (i) revealing evidence of criminal wrongdoing to law enforcement, (ii) disclosing or discussing concerns regarding regulatory or legal compliance with any governmental agency or entity to the extent that such disclosures or discussions are protected under any whistleblower protection provisions of Federal or state laws or regulations or (iii) divulging the Company’s Confidential Information by order of court or agency of competent jurisdiction. However, Participant shall promptly inform the Company of any such situations and shall take such reasonable steps to prevent disclosure of the Company’s Confidential Information until the Company has been informed of such requested disclosure and the Company has had an opportunity to respond to the court or agency.

(d)Return of Company Property. Participant agrees that, in the event that Participant’s service to the Company is terminated for any reason, Participant shall immediately return all of the Company’s property, including without limitation, (i) tools, pagers, computers, printers, key cards, documents or other tangible property of the Company, and (ii) the Company’s Confidential Information in any media, including paper or electronic form, and Participant shall not retain in Participant’s possession any copies of such information.
(e)Ownership of Software and Inventions. All discoveries, designs, improvements, ideas, inventions, software, whether patentable or copyrightable or not, shall be works-made-for-hire and Company shall be deemed the sole owner throughout the universe of any and all rights of whatsoever nature therein, with the rights to use the same in perpetuity in any manner the Company determines in its sole discretion without any further payment to Participant whatsoever. If, for any reason, any of such results and proceeds which relate to the business shall not legally be a work-for-hire and/or there are any rights which do not accrue to the Company under the preceding sentence, then Participant hereby irrevocably assigns and agrees to quitclaim any and all of Participant’s right, title and interest thereto including, without limitation, any and all copyrights, patents, trade secrets, trademarks and/or other rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed to the Company, and the Company shall have the right to use the same in perpetuity throughout the universe in any manner the Company determines without any further payment to Participant whatsoever. Participant shall, from time to time, as may be reasonably requested by the Company, at the Company’s expense, do any and all things which the Company may deem useful or desirable to establish or document the Company’s exclusive ownership of any and all rights in any such results and proceeds, including, without limitation, the execution of appropriate copyright and/or patent applications or assignments. To the extent Participant has any rights in the results and proceeds of Participant’s services that cannot be assigned in the manner described above, Participant unconditionally and irrevocably waives the enforcement of such rights. Notwithstanding anything to the contrary set forth herein, works developed by the Participant (i) which are developed independently from the work developed for the Company regardless of whether such work was developed before or after the Participant performed services for the Company; or (ii) applications independently developed which are unrelated to the business and which Participant develops during non-business hours using non-business property shall not be deemed work for hire and shall not be the exclusive property of the Company.
(f)Non-Competition.
(i)During the time in which Participant performs services for the Company and for a period of twelve (12) months after the cessation of Participant’s service to the Company, regardless of the reason, Participant shall not, directly or indirectly, either alone or in conjunction with any person, firm, association, company or corporation, within the Restricted Area, own, manage, operate, or participate in the ownership, management, operation, or control of, or be employed by or provide services to, any entity which is in competition with the Company.
(ii)Notwithstanding anything to the contrary, nothing in this Paragraph (f) prohibits Participant from being a passive owner of not more than one percent (1%) of the outstanding stock of any class of a corporation which is publicly traded, so long as Participant has no active participation in the business of such corporation.
(g)Acknowledgments. Participant acknowledges and agrees that the restrictions contained in this Agreement with respect to time, geographical area and scope of activity are reasonable and do not impose a greater restraint than is necessary to protect the goodwill and other legitimate business interests of the Company and that the Participant has had the opportunity to review the provisions of this Agreement with his legal counsel. In particular, the Participant agrees and acknowledges (a) that the Company is currently engaging in business and actively marketing its services and products throughout the United States, (b) that Participant’s duties and responsibilities for the Company are co-extensive with the entire scope of the Company's business, (c) that the Company has spent significant time and effort developing and protecting the confidentiality of its methods of doing business, technology, customer lists, long term customer relationships and trade secrets, and (d) that such methods, technology, customer lists, customer relationships and trade secrets have significant value.

(h)Enforcement. The Participant agrees that the restrictions contained in this Agreement are necessary for the protection of the business, the Confidential Information, customer relationships and goodwill of the Company and are considered by the Participant to be reasonable for that purpose and that the scope of restricted activities, the geographic scope and the duration of the restrictions set forth in this Agreement are considered by the Participant to be reasonable. The Participant further agrees that any breach of any of the restrictive covenants in this Agreement would cause the Company substantial, continuing and irrevocable harm for which money damages would be inadequate and therefore, in the event of any such breach or any threatened breach, in addition to such other remedies as may be available, the Company shall be entitled to specific performance and injunctive relief. This Agreement shall not in any way limit the remedies in law or equity otherwise available to the Company or its Affiliates. The Participant further agrees that to the extent any provision or portion of the restrictive covenants of this Agreement shall be held, found or deemed to be unreasonable, unlawful or unenforceable by a court of competent jurisdiction, then any such provision or portion thereof shall be deemed to be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by applicable law. Without limitation to any other remedies available hereunder or at law in the event of any breach of any of the restrictive covenants in this Agreement by Participant, the Participant agrees that (i) any shares of Restricted Stock issued by the Company to the Participant pursuant to this Agreement shall be forfeited for no consideration and (ii) in the event that the Participant sold the shares of Restricted Stock issued to the Participant pursuant to this Agreement, then the Participant shall be required to pay to the Company in cash, within 30 days of a request by the Company for such payment, the price at which the Participant sold the shares.
(i)Severability; Modification. It is expressly agreed by Participant that:
(i)Modification. If, at the time of enforcement of this Agreement, a court holds that the duration, geographical area or scope of activity restrictions stated herein are unreasonable under circumstances then existing or impose a greater restraint than is necessary to protect the goodwill and other business interests of the Company, Participant agrees that the maximum duration, scope or area reasonable under such circumstances will be substituted for the stated duration, scope or area and that the court will be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law, in all cases giving effect to the intent of the parties that the restrictions contained herein be given effect to the broadest extent possible; and
(ii)Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability will not affect any other provision, but this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.
(iii)Non-Disparagement. Participant understands and agrees that Participant will not disparage the Company, its officers, directors, administrators, representatives, employees, contractors, consultants or customers and will not engage in any communications or other conduct which might interfere with the relationship between the Company and its current, former, or prospective employees, contractors, consultants, customers, suppliers, regulatory entities, and/or any other persons or entities.
(j)Definitions.

(i)Affiliate. “Affiliate” means any entity controlling or controlled by or under common control with the Company or another Affiliate, at the time of execution of the Agreement and any time thereafter, where “control” is defined as the ownership of at least fifty percent (50%) of the equity or beneficial interest of such entity, and any other entity with respect to which the Company has significant management or operational responsibility (even though the Company may own less than fifty percent (50%) of the equity of such entity).

(ii)Confidential Information. “Confidential Information” as used in this Agreement shall include the Company’s trade secrets as defined under Illinois law, as well as any other information or material which is not generally known to the public, and which:

1.is generated, collected by or utilized in the operations of the Company’s business and relates to the actual or anticipated business, research or development of the Company; or
2.is suggested by or results from any task assigned to Participant by the Company or work performed by Participant for or on behalf of the Company.
Confidential Information shall not be considered generally known to the public if Participant or others improperly reveal such information to the public without the Company’s express written consent and/or in violation of an obligation of confidentiality to the Company. Examples of Confidential Information include, but are not limited to, all customer, client, supplier and vendor lists, budget information, contents of any database, contracts, product designs, technical know-how, engineering data, pricing and cost information, research and development work, software, business plans, proprietary data, projections, market research, perceptual studies, strategic plans, marketing information, financial information (including financial statements), sales information, training manuals, employee lists and compensation of employees, and all other competitively sensitive information with respect to the Company, whether or not it is in tangible form, and including without limitation any of the foregoing contained or described on paper or in computer software or other storage devices, as the same may exist from time to time.
(iii)Restricted Area. For purposes of this Agreement, the term “Restricted Area” shall mean the United States of America.
10.Miscellaneous.
(a)Authority of Compensation Committee. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Compensation Committee shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan. All decisions and actions by the Compensation Committee with respect to this Agreement shall be made in the Compensation Committee’s discretion and shall be final and binding on the Participant.
(b)No Right to Continued Service. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the Restricted Stock is contingent upon his or her continued service to the Company, this Agreement does not constitute an express or implied promise of continued service relationship with the Participant or confer upon the Participant any rights with respect to a continued service relationship with the Company.
(c)Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions.
(d)Exclusive Jurisdiction/Venue. All disputes that arise from or relate to this Agreement shall be decided exclusively by binding arbitration in Cook County, Illinois under the Commercial Arbitration Rules of the American Arbitration Association. The parties agree that the arbitrator’s award shall be final, and may be filed with and enforced as a final judgment by any court of competent jurisdiction. Notwithstanding the foregoing, any disputes related to the enforcement of the restrictive covenants contained in Section 9 of this Agreement shall be subject to and determined under Delaware law and adjudicated in Illinois courts.

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I hereby acknowledge that I have read this Agreement, have received and read the Plan, and understand and agree to comply with the terms and conditions of this Agreement and the Plan.

PARTICIPANT ACCEPTANCE
[To be accepted electronically]